UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2026

Kennedy Lewis Capital Company

(Exact Name of Registrant as Specified in its Charter)

DELAWARE (State or Other Jurisdiction of Incorporation)	814-01603 (Commission File Number)	88-6117755 (IRS Employer Identification Number)

225 Liberty St. Suite 4210 New York, New York 10281 (Address of Principal Executive Offices, Zip Code) (212) 782-3842 (Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Item 8.01. Other Events.

Net Asset Value

The net asset value (“NAV”) per share of each class of Kennedy Lewis Capital Company (the "Company") as of May 31, 2026, as determined in accordance with the Company's valuation policy, is set forth below.

NAV as of May 31, 2026
Class I Common Shares	$19.81
Class S Common Shares	$19.79
Class D Common Shares	$19.82

As of May 31, 2026, the Company’s aggregate net asset value was $732,653,303 and the fair value of the Company’s investment portfolio was $1,058,041,132.

Status of Offering

The Company is currently publicly offering on a continuous basis up to $2.0 billion in Shares (the “Offering”). Additionally, the Company has sold Common Shares that are exempt from the registration provisions of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) thereunder (the “Private Offering”). The following table lists the Shares and total consideration for the Offering as of the date of this filing (through the June 1, 2026 subscription date). The Company intends to continue selling Shares in the Offering on a monthly basis.

	Common Shares Issued	Total Consideration
Offering:
Class I Common Shares	17,382,917	$351,247,296
Class S Common Shares	63,328	$1,272,323
Class D Common Shares	7,528	$150,000
Private Offering:
Class I Common Shares	15,597,675	$313,455,957
Class S Common Shares	—	$—
Class D Common Shares	—	$—
Total Offering and Private Offering	33,051,448	$666,125,576

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kennedy Lewis Capital Company

Date:	June 29, 2026	By:	/s/ Gary Klayn
Name: Gary Klayn Title: Chief Financial Officer